Exhibit 10.1

CLOSING AGREEMENT

This Closing Agreement (this “Closing Agreement”) is dated as of March [__], 2021 (the “Effective Date”), by and between Todos Medical Ltd., a company organized and existing under the laws of Israel (the “Company”) and Leviston Resources LLC, a Delaware limited liability company (“Purchaser”). Each of the Company and Purchaser are collectively referred to herein as the “Parties,” and each individually, a “Party.”

WHEREAS, The Company and Purchaser are parties to that certain Securities Purchase Agreement, dated as of July 9, 2020 (the “Purchase Agreement”), pursuant to which Purchaser purchased Eight Hundred Fifty Thousand Dollars ($850,000.00) of securities from the Company, as further described therein. Capitalized terms used but not defined herein have the meaning set forth in the Purchase Agreement.

WHEREAS, The Parties desire to consummate the Closing of the Purchase Agreement in two (2) tranches: (i) an initial tranche (“Tranche 1”) whereby the Company issued to Purchaser those certain (a) Ordinary Share Purchase Warrant, dated as of July 9, 2020 (the “Warrant”) to purchase the shares of common stock, par value $0.0001 per share (collectively, the “Common Stock”) of the Company, (b) Future Advance Promissory Convertible Note, dated as of July 9, 2020 (as amended, modified or supplemented, the “Future Advance Note”), (c) Security Agreement, dated as of July 9, 2020 (the “Security Agreement”), and (d) Registration Rights Agreement, dated as of July 9, 2020 (the “Registration Rights Agreement,” and together with the Purchase Agreement, Warrant, Future Advance Note and Security Agreement, collectively, the “Tranche 1 Documents”); and (ii) a second tranche (“Tranche 2”) to be effectuated pursuant to the Tranche 1 Documents and this Closing Agreement (collectively, the “Tranche 2 Documents”).

NOW THEREFORE, in consideration of the mutual covenants contained in the Tranche 2 Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Incorporation by Reference. The terms and conditions of the Tranche 1 Documents are incorporated herein by reference and shall apply to this Closing Agreement.

2. Purchase Price. Each Party acknowledges and agrees that Purchaser paid an amount equal to Eight Hundred Fifty Thousand Dollars ($850,000.00) to the Company pursuant to the Tranche 1 Documents, as indicated in line 1 of Schedule A to the Future Advance Note. Purchaser shall pay the Company an amount equal to Eight Hundred Eighty-Four Thousand Three Hundred Seventy-Five Dollars ($884,375.00) (the “Purchase Price”) pursuant to the Tranche 2 Documents. The Parties hereby agree that line 2 of Schedule A to the Future Advance Note is amended to include the Purchase Price set forth herein.

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3. Covenants.

a.	The securities issued by the Company under the Tranche 1 Documents (the “Tranche 1 Securities”) and the Tranche 2 Documents (the “Tranche 2 Securities,” and together with the Tranche 1 Securities, collectively, the “Securities”) are subject to the Securities Act of 1933 (as amended, modified or supplemented from time to time, the “Securities Act”), including without limitation Rule 415 promulgated thereunder. Accordingly, Section 1.2(a) of the Registration Agreement requires the Company to (i) prepare and file a registration statement with the Securities Exchange Commission covering the Securities and (ii) cause each registration statement to be declared effective under the Securities Act. The Company hereby covenants and agrees to file a registration agreement with respect to the Tranche 2 Securities on or before the earlier to occur of (a) the date that the Company files a registration statement with respect to any other securities of the Company or (b) April 1, 2021 (such date, the “Tranche 2 Filing Date”) and cause a registration statement to be declared effective under the Securities Act with respect to the Tranche 2 Securities on or before May 1, 2020 (the “Tranche 2 Effectiveness Date”). The Company acknowledges that failure to timely comply with the foregoing obligations will subject the Company to substantial liability under the Registration Agreement, including without limitation liquidated damages in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00), along with an amount of cash accruing each month equal to the value of one percent (1%) of the value of the Tranche 2 Securities.

b.	The Company hereby covenants and agrees not to (i) incur any other indebtedness, other than trade payables and accounts receivable financing incurred in the ordinary course of business of the Company and its current funding deal with Yozma or (ii) trigger or otherwise utilize any credit line, including without limitation any credit line entered into with Lincoln Park Capital, LLC, during any period of time that (a) the Company fails to comply with its obligations to register or render effective any registration of the Securities in accordance with Section 1.2(a) of the Registration Agreement and such failure is continuing or (b) the trading price of the Common Stock is lower than five cents ($0.05) per share; provided, however, that the Company may access the credit line from Lincoln Park Capital, LLC in the event that the Company share price is equal to or greater than ten cents ($0.10).

c.	The Company further covenants not to register the equity securities of any third party other than Purchaser prior to fully performing its obligations to register and render effective any registration of the Securities. For the avoidance of doubt, the Company shall not include any third-party securities in a registration agreement filed in connection herewith other than the Securities.

4. Representations and Warranties.

a.	Purchaser. Purchaser hereby certifies that as of the Effective Date (i) the representations and warranties of Purchaser set forth in Article 3 of the Purchase Agreement are accurate in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein), (ii) Purchaser has performed all obligations, covenants and agreements required to be performed by Purchaser at or prior to the date hereof, and (iii) Purchaser has delivered the items set forth in Section 2.2(b) of the Purchase Agreement.

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b.	The Company. The Company hereby certifies that as of the Effective Date (i) the representations and warranties of the Company set forth in Article 3 of the Purchase Agreement are accurate in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein), (ii) the Company has performed all obligations, covenants and agreements set forth in the Purchase Agreement required to be performed by the Company at or prior to the date hereof, (iii) the Company has delivered the items set forth in Section 2.2(a) of the Purchase Agreement and (iv) no Material Adverse Effect has occurred with respect to the Company as of the date hereof.

5. Waiver. The Company hereby irrevocably waives any and all call rights, rights of redemption and cancellation or similar rights under any and all agreements, documents or instruments with respect to securities now or hereafter owned or held by Purchaser.

6. No Further Modification. Except as expressly provided herein, all terms and provisions of the Tranche 2 Documents are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. On and after the date hereof, each reference in the Tranche 2 Documents to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to a Tranche 2 Document in any other agreements, documents or instruments executed and delivered in connection therewith, will mean and be a reference to such Tranche 2 Document as amended or modified by the terms set forth herein.

7. Further Acknowledgements. The Company hereby acknowledges and agrees that (i) the Tranche 2 Documents, along with any and all documents, agreements, certificates or instruments relating thereto (collectively, as each may be amended, modified or supplemented from time to time, the “Transaction Documents”) are in full force and effect, have not been amended, modified, extended or changed in any way, except as set forth herein, and constitute the complete agreement between the Company and Purchaser regarding the Securities; and (ii) there is no violation of or default under, or to the Company’s knowledge any event or circumstance that would give rise to, any breach of or default under, the Tranche 2 Documents on the part of the Company, other than the Registration Rights Agreement. The Company hereby irrevocably and unconditionally releases, cancels, and forever discharges Purchaser and its directors, officers, employees, subsidiaries, affiliates, agents, and representatives from and against any and all claims, complaints, causes of action, demands, damages, obligations, liabilities, losses, promises, agreements, controversies, penalties, expenses, and executions of any kind or nature whatsoever, whether known or unknown, actual or potential, whether arising in law or in equity, which the Company may have, may have had, or may in the future obtain, arising out of or relating to any acts, omissions, agreements, or events relating in any manner to the Transaction Documents or the Securities.

8. Entire Agreement. The Tranche 2 Documents supersede all prior agreements between the Parties relating to its subject matter. There are no other understandings or agreements between them concerning the subject matter herein.

9. Counterparts; Facsimile; Execution. For purposes of this Closing Agreement, a document (or signature page thereto) signed and transmitted electronically is to be treated as an original document. The signature of any Party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any Party, a facsimile or telecopy document is to be re-executed in original form by the Parties who executed the facsimile or telecopy document. No Party may raise the use of electronic means as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section 9.

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10. Interpretation. Each Party acknowledges that it has participated in the drafting of this Closing Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in connection with the construction or interpretation of the Tranche 2 Documents. Each Party has been represented in the preparation, negotiation, and execution of this Closing Agreement by legal counsel of their own choice. Section and article headings used herein have no legal significance and are used solely for convenience of reference.

11. Expenses; Attorney’s Fees. Each Party shall pay for its own legal, accounting and other similar expenses incurred in connection with the transactions contemplated by the Tranche 2 Documents. If a dispute arises between the Parties and either Party secures the assistance of legal counsel, the non-prevailing Party shall pay the prevailing Party his or her actual attorney’s fees and costs incurred, with or without suit or other legal proceeding.

Disbursement Date: February 22, 2021

I. PURCHASE PRICE

Gross Proceeds to be Received	$884,375.00

II. DISBURSEMENTS

Total:	$884,375.00

WIRE INSTRUCTIONS:

Please see attached Exhibit A.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Closing Agreement as of the Effective Date.

COMPANY:

TODOS MEDICAL LTD.

By:
Name:
Title:

PURCHASER:

LEVISTON RESOURCES LLC

By:
Name:
Title:

[Signature Page to Closing Agreement]

EXHIBIT A

Wire Instructions

Exhibit A - 1